UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 21, 2019

Hostess Brands, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-37540	47-4168492
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1 East Armour Boulevard
Kansas City	MO	64111
(Address of principal executive offices)		(Zip Code)
(816) 701-4600
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of exchange on which registered
Class A Common Stock, par value $0.0001 per share	TWNK	The Nasdaq Stock Market LLC
Warrants, each exercisable for a half share of Class A Common Stock	TWNKW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company
☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 21, 2019, Hostess Brands, Inc. (the “Company”) and Brian T. Purcell agreed on the terms of his employment as the Company’s Executive Vice President and Chief Financial Officer. Mr. Purcell is expected to become the Company’s Executive Vice President and Chief Financial Officer on January 6, 2020, as the Company’s current Executive Vice President and Chief Financial Officer, Thomas A. Peterson, transitions to a new role of Executive Vice President, Strategy and M&A. Mr. Peterson will remain an executive officer of the Company.

Mr. Purcell, 45, has served as the Chief Financial Officer of Rawlings Sporting Goods Company (“Rawlings”), a baseball and softball sporting goods company, since 2015. From 2006 to 2015, Mr. Purcell served in various roles at PepsiCo, a global beverage business, including as Regional CFO and Senior Director for the Midwest Region from 2012 to 2015. Mr. Purcell began his career as a Staff Consultant at Ernst & Young LLP from 1997 to 1999 and served in various finance and accounting positions at Cazenove & Co., Prism Group LLC and Argosy Gaming Company from 1999 to 2006. Mr. Purcell has a Bachelor of Science Degree in Business Administration from St. Louis University School of Business and a Master of Business Administration Degree from Washington University in St. Louis.

Mr. Purcell will receive an annual base salary of $400,000 and a target annual cash bonus opportunity of 75% of base salary. The Company has also agreed to pay him an additional bonus for 2019 to make-up for any forgone bonus for 2019 from his prior employer. He will also be eligible to participate in the Hostess Brands, Inc. 2016 Equity Incentive Plan. The Company expects to provide Mr. Purcell with an initial equity award consisting of a blend of restricted stock units, stock options and performance share units with an aggregate value of $750,000, subject to approval by the Company’s Talent & Compensation Committee. The Company has also agreed to grant Mr. Purcell an additional one-time equity award with a value of $150,000 if the Company is required to pay him a makeup bonus or $250,000 if the Company is not so required.

Mr. Purcell will receive relocation assistance and be eligible to participate in the Company’s health insurance, 401(k) and Key Executive Severance Benefit Plan. The description of the Key Executive Severance Benefit Plan set forth in the Company’s Definitive Proxy Statement on Schedule 14A for its 2019 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 19, 2019 (the “Proxy Statement”) is incorporated by reference herein.

There is no change to Mr. Peterson’s compensation in connection with his transition to his new role. The information about Mr. Peterson’s compensation set forth in the Proxy Statement is incorporated by reference herein.

Item 8.01. Other Events.

On November 26, 2019, the Company issued a press release announcing Mr. Peterson’s transition to his new role and the hiring of Mr. Purcell. A copy of the press release is attached as Exhibit 99.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description of Exhibits
99.1	Press release dated November 26, 2019
104.1	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

HOSTESS BRANDS, INC.

Date: November 26, 2019	By:	/s/ Jolyn J. Sebree
	Name:	Jolyn J. Sebree
	Title:	Senior Vice President, General Counsel & Secretary